certification

Wendy Wang, President, and Sam Singh, Treasurer of Northern Lights Fund Trust IV (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2022 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                                           Chief Financial Officer

Northern Lights Fund Trust IV                                 Northern Lights Fund Trust IV

/s/ Wendy Wang                                                     /s/ Sam Singh

Wendy Wang                                                          Sam Singh

Date: 2/6/2023                                                          Date: 2/6/2023

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Northern Lights Funds Trust IV and will be retained by Northern Lights Fund Trust IV and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.